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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported) July 10, 1998

                           Scott Cable Communications, Inc.
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                (Exact name of Registrant as specified in its charter)


                                        Texas
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                    (State or other jurisdiction of incorporation)



       0-22-093                                        75-1766202
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(Commission File Number)                    (I.R.S. Employer Identification No.)


     Four Landmark Square, Suite 302, Stamford, Connecticut      06901
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            (Address of principal executive offices)           (Zip Code)

          Registrant's telephone number, including area code (203) 323-1100



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            (Former name or former address, if changed since last report.)

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ITEM 5.   OTHER EVENTS.


     On July 10, 1998, the Company entered into a definitive asset sale agreement (the "Sale Agreement") with InterLink Communications Partners, LLLP ("InterLink"), providing for the sale by the Company of substantially all of its assets to InterLink for a purchase price of $165,000,000, subject to closing adjustments.

     The Sale Agreement provides for the consummation of the sale to be effected through a pre-packaged Chapter 11 bankruptcy proceeding and requires the Company to commence that bankrupcty proceeding by September 23, 1998. In connection therewith, the Company is preparing to commence promptly the pre-bankruptcy solicitation process with respect to its plan of reorganization. Both that plan of reorganization and the Sale Agreement contemplate that all of the Company's trade creditors will be paid in full. The Company's plan of reorganization also contemplates payment in full of the Company's obligations under its senior credit facility and its Senior Subordinated PIK notes, but only partial payment of its Junior Subordinated PIK notes.

     The closing of the sale is expected to be consummated in the fourth quarter of this year subject to, among other things, the U.S. Bankruptcy Court's approval of the proposed sale and the Court's confirmation of the Company's pre-packaged bankruptcy plan of regorganization, the Federal Trade Commission's grant of any necessary approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Communications Commission's approval of the transfer of certain of the Company's licenses, and the issuance of consents or waivers by various franchising authorities, real property lessors and other third parties.

     InterLink is a Colorado limited liability limited partnership and maintains its headquarters in Denver, Colorado. It is an affiliate of and is managed by Rifkin & Associates, Inc., an established manager of cable television systems.

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               (c) Exhibits. The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:


               2.1 Asset Purchase and Sale Agreement dated as of July 1, 1998, by and between Scott Cable Communications, Inc.
               and InterLink Communications Partners, LLLP.



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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Scott Cable Communications, Inc.
                              --------------------------------
                                        (Registrant)



Date:  July 10, 1998          By: /s/ John M. Flanagan, Jr.
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                                      John M. Flanagan, Jr.
                                      Chief Financial Officer


















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